UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: June 5, 2015
(Date of earliest event reported)
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Papa Murphy’s Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-36432 (Commission File Number)	27-2349094 (IRS Employer Identification No.)

8000 NE Parkway Drive, Suite 350 Vancouver, WA (Address of principal executive offices)	98662 (Zip Code)

(360) 260-7272
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments.
On June 5, 2015, Papa Murphy's Holdings, Inc. (the “Company”) determined that its 2015 second quarter financial results will include a one-time non-cash charge of approximately $2.7 million, net of tax and noncontrolling interests, reflecting the write-down of the carrying value of the Company’s investment in the Series A Convertible Preferred Units (the “Units”), as well as certain notes and accounts receivable, of the fast-casual pizza concept Project Pie, LLC (“Project Pie”). The write-down reduced the carrying value of the Company’s interests in Project Pie to net realizable value based on the circumstances and capital needs of Project Pie.
The Company issued a press release on June 8, 2015, regarding the preceding item. A copy of the press release is filed as Exhibit 99.1 hereto.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed with this report:

EXHIBIT NUMBER	DESCRIPTION OF EXHIBITS
99.1	Press Release dated June 8, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAPA MURPHY’S HOLDINGS, INC.

By:	/s/ Mark Hutchens
Name: Mark Hutchens
Title: Chief Financial Officer

Date: June 8, 2015

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBITS
99.1	Press Release dated June 8, 2015.